Exhibit 10.2

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

Simlatus Corporation

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Simlatus Corporation, a corporation incorporated under the laws of the State of Nevada (the “Corporation”), duly held on November 13, 2018, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors has determined that in the best interests of the company, the company will acquire the Intellectual Property (IP) and Fixed Assets of Satel Group, Inc., a Nevada Corporation doing business in San Francisco, California and pursuant the attached Asset Purchase Agreement dated 11/13/2018. The company has authorized that the Seller shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Buyer (collectively, the "Seller’s Assets"). The Buyer and the Seller mutually agree that Seller will assign certain assets, and provide the “Know-How” of the High-Speed Internet and DIRECTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities in the San Francisco metropolitan area. The IP and assets pursuant to schedule 3.03 are valued at $1,945,000. As consideration for the IP, fixed assets and the “Know -How”, the Buyer shall issue, or cause to be issued, $ 1,945,000 worth of Preferred Series A Stock (PAR $.001) Ninety (90) days from the date of this agreement. The number of shares to be issued is 1,086,592 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML. Satel Group Inc., has designated that the said stock be issued in the name of Richard Hylen.

The Company, SIML, will issue to Richard Hylen as collateral, $1,945,000 of restricted common stock at a price of $.019 for a total issuance of 102,368,421 restricted shares of common stock. The restricted stock certificate will be returned to treasury upon i) the first conversion notice to convert said Series A Preferred outlined in this agreement or ii) Richard Hylen, at his option, for any reason, agrees to return to treasury the restricted common stock certificate. The restricted common stock will be issued immediately upon execution of this agreement.

NOW, THEREFORE, BE IT:

RESOLVED, the Board of Directors has authorized that the Seller shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Buyer (collectively, the "Seller’s Assets"). The Buyer and the Seller mutually agree that Seller will assign certain assets, and provide the “Know-How” of the High-Speed Internet and DIRECTV™ for Multi-dwelling buildings including: Businesses, Apartments and Condominiums, and Residential Communities in the San Francisco metropolitan area. The IP and assets pursuant to schedule 3.03 are valued at $1,945,000. As consideration for the IP, fixed assets and the “Know -How”, the Buyer shall issue, or cause to be issued, $ 1,945,000 worth of Preferred Series A Stock (PAR $.001) Ninety (90) days from the date of this agreement. The number of shares to be issued is 1,086,592 of the Preferred Series A stock at a price of $1.79 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation for SIML. Satel Group Inc., has designated that the said stock be issued in the name of Richard Hylen.

The Company, SIML, will issue to Richard Hylen as collateral, $1,945,000 of restricted common stock at a price of $.019 for a total issuance of 102,368,421 restricted shares of common stock. The restricted stock certificate will be returned to treasury upon i) the first conversion notice to convert said Series A Preferred outlined in this agreement or ii) Richard Hylen, at his option, for any reason, agrees to return to treasury the restricted common stock certificate. The restricted common stock will be issued immediately upon execution of this agreement.

The company authorizes New Horizon Transfer Inc. to issue 1,086,592 Preferred Series A Shares and 102,368,421 restricted Common Shares to Richard Hylen pursuant the Asset Purchase Agreement dated 11/13/2018.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

11/13/2018

Richard Hylen, Chairman	Date